Exhibit (j)

CUSTODY AGREEMENT

AGREEMENT, dated as of May 1, 2007 between each investment company listed on Exhibit A hereto, severally and not jointly (each such entity, a “Fund”) and The Bank of New York, a New York corporation authorized to do a banking business having its principal office and place of business at One Wall Street, New York, New York 10286 (“Custodian”).

WITNESSETH:

that for and in consideration of the mutual promises hereinafter set forth the Fund and Custodian agree as follows:

ARTICLE I

DEFINITIONS

Whenever used in this Agreement, the following words shall have the meanings set forth below:

1. “Accounts” shall collectively mean the accounts and sub-accounts established in accordance with Section 1(a) of Article II hereof and reference to an “Account” shall be construed accordingly.

2. “Authorized Person” shall be any person, whether or not an officer or employee of the Fund, duly authorized by the Fund’s board to execute any Certificate or to give any Oral Instruction with respect to one or more Accounts, such persons to be designated in a Certificate annexed hereto as Schedule I hereto or such other Certificate as may be received by Custodian from time to time.

3. “BNY Affiliate” shall mean any office, branch or subsidiary of The Bank of New York Company, Inc.

4. “Book-Entry System” shall mean the Federal Reserve/Treasury book-entry system for receiving and delivering securities, its successors and nominees.

5. “Business Day” shall mean any day on which Custodian and relevant Depositories are open for business.

6. “Certificate” shall mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to Custodian, which is actually received by Custodian by letter or facsimile transmission and signed on behalf of the Fund by an Authorized Person or a person reasonably believed by Custodian to be an Authorized Person.

7. “Certificated Security” shall mean a promissory note or other debt obligation or a warrant or similar right to purchase shares in the name of the Fund, options, futures and derivative contracts, each in physical form and from time to time contained in a Loan Document File (as hereinafter defined) or otherwise delivered to Custodian pursuant to this Agreement or held at a Subcustodian.

8. “Composite Currency Unit” shall mean the Euro or any other composite currency unit consisting of the aggregate of specified amounts of specified currencies, as such unit may be constituted from time to time.

9. “Depository” shall include (a) the Book-Entry System, (b) the Depository Trust Company, (c) any other clearing agency or securities depository registered with the Securities and Exchange Commission identified to the Fund from time to time, and (d) the respective successors and nominees of the foregoing that, for each of the entities described in clauses (a) through (d) above, constitute a “securities depository” as such term is defined under the Investment Company Act of 1940, as amended (the “40 Act”).

10. “Eligible Securities Depository” means an “Eligible Securities Depository” as defined in Rule 17f-7 under the 40Act.

11. “Foreign Custody Manager” means a “Foreign Custody Manager” as that term is defined in Rule 17f-5 under the 40 Act.

12. “Foreign Depository” shall mean an Eligible Securities Depository, including, without limitation Euroclear, Clearstream Banking, societe anonyme and their respective successors and nominees that in each case constitutes an Eligible Securities Depository.

13. “Instructions” shall mean communications actually received by Custodian by S.W.I.F.T., tested telex, letter, facsimile transmission, or other method or system specified by Custodian as available for use in connection with the services hereunder.

14. “Loan Document File” shall mean a hard copy file, which the Fund represents contains Loan Documents (as hereinafter defined), delivered to and received by Custodian hereunder.

15. “Loan Documents” shall mean all documents and instruments relating to any Loans (as hereinafter defined), including, without limitation, loan or credit agreements, assignment and acceptance agreements, promissory notes, deeds, mortgages, warrants (or similar rights) and security agreements contained in a Loan Document File.

16. “Loans” shall mean loans or loan commitments by the Fund to its customers that are in physical form and contained as part of a Loan Document File.

17. “Oral Instructions” shall mean verbal instructions received by Custodian from an Authorized Person or from a person reasonably believed by Custodian to be an Authorized Person and confirmed pursuant to Section 8 of Article IX hereof.

18. “Replacement Subcustodian” shall mean a Subcustodian which is a successor to a Subcustodian appointed by Custodian in accordance with Section 1(a) of Article III hereof.

19. “Securities” shall include any common stock and other equity securities, bonds, debentures, promissory notes and other debt securities and warrants, options, futures and derivative contracts and any instruments representing rights to receive, purchase, or subscribe for the same, or representing any other rights or interests therein whether constituting a Certificated Security or held in book-entry form in a Depository or a Foreign Depository.

20. “Special Account” shall mean a subaccount established and maintained within an Account as described in Section 1(b) of Article II hereof.

21. “Subcustodian” shall mean a bank (including any branch thereof) or other financial institution (other than a Foreign Depository) located outside the U.S. which is utilized by Custodian in connection with the purchase, sale or custody of Securities hereunder and identified to the Fund from time to time, and their respective successors and nominees that constitute in each case, an “Eligible Foreign Custodian” as that term is defined in Rule 17f-5 under the 40 Act.

22. “Taxes” shall mean taxes, assessments, duties and other governmental charges, including any interest or penalty with respect thereto and reference to a “Tax” shall be construed accordingly.

23. “Uncertificated Securities” shall mean any Securities which are not Certificated Securities.

ARTICLE II

APPOINTMENT OF CUSTODIAN; ACCOUNTS;

REPRESENTATIONS, WARRANTIES, AND COVENANTS

1.(a) The Fund hereby appoints Custodian as custodian of all Securities, Loan Document Files and cash at any time delivered to Custodian during the term of this Agreement. Custodian hereby accepts such appointment and agrees to establish and maintain one or more securities Accounts and cash Accounts in which Custodian will hold Securities and cash as provided herein. All Accounts established pursuant to this Agreement shall be in the name of the Fund. All Loan Document Files (and any Certificated Securities that may be contained therein) shall be maintained and held on behalf of the Fund by Custodian in its vaults or the vaults of a Subcustodian. Except as otherwise agreed Certificated Securities shall be held in registered form in the Fund’s name.

(b) Custodian may from time to time establish on its books and records such Special Accounts within each Account as the Fund and Custodian may agree upon, and Custodian shall reflect therein such assets as the Fund may specify in a Certificate or Instructions.

(c) Custodian may from time to time establish pursuant to a written agreement with and for the benefit of a broker, dealer, future commission merchant or other third party identified in a Certificate or Instructions such accounts on such terms and conditions as the Fund and Custodian shall agree, and Custodian shall transfer to such account such Securities and cash as the Fund may specify in a Certificate or Instructions.

(d) The Fund hereby designates Custodian as its Foreign Custody Manager. Custodian accepts such appointment and agrees to provide the Fund with Foreign Custody Manager services pursuant to the terms and conditions attached hereto as Appendix II.

2. The Fund hereby represents and warrants, which representations and warranties shall be continuing and shall be deemed to be reaffirmed upon each delivery of a Certificate or each giving of Oral Instructions or Instructions by the Fund, that:

(a) It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement, and to perform its obligations hereunder;

(b) This Agreement has been duly authorized, executed and delivered by the Fund, approved by a resolution of its board, constitutes a valid and legally binding obligation of the Fund, enforceable in accordance with its terms, and there is no statute, regulation, rule, order or judgment binding on it, and no provision of its charter or by-laws or other organizational documents, nor of any mortgage, indenture, credit agreement or other material contract binding on it or affecting its property, which would prohibit its execution or performance of this Agreement (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law));

(c) It is conducting its business in substantial compliance with all applicable laws and requirements, both state and federal, and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted;

(d) It will not use the services provided by Custodian hereunder in any manner that is, or will result in, a violation of any law, rule or regulation applicable to the Fund;

(e) It is fully informed of the protections and risks associated with various methods of transmitting Instructions and Oral Instructions and delivering Certificates to Custodian, shall, and shall cause each Authorized Person, to safeguard and treat with extreme care any user and authorization codes, passwords and/or authentication keys, understands that there may be more secure methods of transmitting or delivering the same than the methods selected by the Fund, agrees that the security procedures (if any) to be followed in connection therewith provide a commercially reasonable degree of protection in light of its particular needs and circumstances and the Fund further acknowledges and agrees that Custodian may conclusively presume that any Instructions which employ the use of user and authorization codes, passwords and/or authentication keys have been given by person(s) duly authorized, and may be acted upon as given;

(f) It shall manage its borrowings, including, without limitation, any advance or overdraft (including any day-light overdraft) in the Accounts, so that the aggregate of its total borrowings for the Fund does not exceed the amount the Fund is permitted to borrow under the 40 Act;

(g) Its transmission or giving of, and Custodian acting upon and in reliance on, Certificates, Instructions, or Oral Instructions pursuant to this Agreement shall at all times comply with the 40 Act;

(h) It shall establish and maintain appropriate procedures and controls necessary in order to ensure that each Instruction for the disbursement of cash is for a proper purpose;

(i) It has the right to make the pledge and grant the security interest and security entitlement to Custodian contained in Section 1 of Article V hereof, free of any right of redemption or prior claim of any other person or entity, such pledge and such grants shall have a first priority subject to no setoffs, counterclaims, or other liens or grants prior to or on a parity therewith, and it shall take such additional steps as Custodian may reasonably request to assure such priority; and

(j) Each Loan Document File delivered to Custodian hereunder shall contain all Loan Documents deemed relevant by the Fund pertaining to the Loan to which it relates.

3. The Fund hereby covenants that it shall from time to time complete and execute and deliver to Custodian upon Custodian’s request a Form FR U-1 (or successor form) whenever the Fund borrows from Custodian any money to be used for the purchase or carrying of margin stock as defined in Federal Reserve Regulation U.

4. Custodian hereby represents and warrants that:

(a) it is a bank duly incorporated or organized under the laws of its country of incorporation or organization; this Agreement has been duly authorized, executed and delivered on its behalf and constitutes the legal, valid and binding obligation of Custodian (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law));

(b) it is qualified to serve as a custodian pursuant to Section 17(f)(1)(A) of the 40 Act and is a U.S. Bank as defined in Rule 17f-5(a)(7) of the 40 Act;

(c) the execution, delivery and performance of this Agreement by Custodian require no action by or in respect of, or filing with, any governmental body, agency, or official, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the organizational documents of Custodian or of any agreement judgment, injunction, order, decree, or other instrument binding upon Custodian; and

(d) it is a regulated banking institution pursuant to New York and U.S. federal law.

ARTICLE III

CUSTODY OF SECURITIES AND RELATED SERVICES

1.(a) Subject to the terms hereof, the Fund hereby authorizes Custodian to hold any Securities received by it from time to time for the Fund’s account. Custodian shall be entitled to utilize, subject to subsection (c) of this Section 1, Depositories, Subcustodians, and, subject to subsection (d) of this Section 1, Foreign Depositories, to the extent possible in connection with its performance hereunder, except that Custodian shall not utilize any Subcustodian identified by the Fund in a Certificate as an affiliate of the Fund. The Fund acknowledges and agrees that unless there is a Replacement Subcustodian available for use by Custodian in the market in which such original Subcustodian operates, Custodian may not be able to hold certain assets in custody hereunder. Uncertificated Securities and cash held in a Depository or Foreign Depository will be held subject to the rules, terms and conditions of such entity. Securities and cash held through Subcustodians shall be held subject to the terms and conditions of Custodian’s agreements with such Subcustodians. Subcustodians may be authorized to hold Uncertificated Securities in Foreign Depositories in which such Subcustodians participate. Unless otherwise required by local law or practice or a particular subcustodian agreement, Uncertificated Securities deposited with a Subcustodian, a Depositary or a Foreign Depository will be held in an omnibus account, in the name of Custodian, as custodian or trustee for its customers. Custodian shall identify on its books and records the Securities and cash belonging to the Fund, whether held directly or indirectly through Depositories, Foreign Depositories, or Subcustodians. Custodian shall, directly or indirectly through Subcustodians, Depositories, or Foreign Depositories, endeavor, to the extent feasible, to hold Securities in the country or other jurisdiction in which the principal trading market for such Securities is located, where such Securities are to be presented for cancellation and/or payment and/or registration, or where such Securities are acquired. Custodian at any time may cease utilizing any Subcustodian and/or may replace a Subcustodian with a Replacement Subcustodian.

(b) Unless Custodian has received a Certificate or Instructions to the contrary, Custodian shall hold Securities indirectly through a Subcustodian only if (i) the Securities are not subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors or operators, including a receiver or trustee in bankruptcy or similar authority, except for a claim of payment for the safe custody or administration of Securities on behalf of the Fund by such Subcustodian, and (ii) beneficial ownership of the Securities is freely transferable without the payment of money or value other than for safe custody or administration.

(c) With respect to each Depository, Custodian shall exercise due care in accordance with reasonable commercial standards in discharging its duties as a securities intermediary to obtain and thereafter maintain Uncertificated Securities or financial assets deposited or held in such Depository.

(d) With respect to each Foreign Depository, Custodian shall exercise reasonable care, prudence, and diligence (i) to provide the Fund with an analysis of the custody risks associated with maintaining assets with the Foreign Depository, and (ii) to monitor such custody risks on a continuing basis and promptly notify the Fund of any material change in such risks. The Fund acknowledges and agrees that such analysis and monitoring shall be made on the basis of, and limited by, information gathered from Subcustodians or through publicly available information otherwise obtained by Custodian, and shall not include any evaluation of Country Risks. As used herein the term “Country Risks” shall mean with respect to any Foreign Depository: (a) the financial infrastructure of the country in which it is organized, (b) such country’s prevailing securities settlement practices, (c) nationalization, expropriation or other governmental actions, (d) such country’s regulation of the banking or securities industry, (e) currency controls, restrictions, devaluations or fluctuations, and (f) market conditions which affect the order execution of securities transactions or affect the value of securities.

2. Custodian shall furnish the Fund with an advice of daily transactions (including a confirmation of each transfer of Securities) and a monthly summary of all transfers to or from the Accounts.

3. With respect to all Uncertificated Securities held hereunder, Custodian shall, unless otherwise instructed to the contrary:

(a) Receive all income and other payments and advise the Fund as promptly as practicable of any such amounts due but not paid;

(b) Present for payment and receive the amount paid upon all Uncertificated Securities which may mature and advise the Fund as promptly as practicable of any such amounts due but not paid;

(c) Forward to the Fund copies of all information or documents that it may actually receive from an issuer of Uncertificated Securities which, in the reasonable opinion of Custodian, are intended for the beneficial owner of Uncertificated Securities;

(d) Execute, as custodian, any certificates of ownership, affidavits, declarations or other certificates under any tax laws now or hereafter in effect in connection with the collection of bond and note coupons;

(e) Hold directly or through a Depository, a Foreign Depository, or a Subcustodian all rights and similar Securities issued with respect to any Securities credited to an Account hereunder; and

(f) Endorse for collection checks, drafts or other negotiable instruments.

(g) Will release and deliver Uncertificated Securities and cash held in the Accounts in accordance with the Fund’s Instructions or as otherwise authorized pursuant to this Agreement.

4.(a) Custodian shall exercise reasonable care and endeavor to notify the Fund of rights or discretionary actions with respect to Uncertificated Securities held hereunder, and of the date or dates by when such rights must be exercised or such action must be taken, provided that Custodian has actually received, from the issuer or the relevant Depository (with respect to Uncertificated Securities issued in the United States) or from the relevant Subcustodian, Foreign Depository, or a nationally or internationally recognized bond or corporate action service to which Custodian subscribes, timely notice of such rights or discretionary corporate action or of the date or dates such rights must be exercised or such action must be taken. Absent actual receipt of such notice, Custodian shall have no liability for failing to so notify the Fund.

(b) Whenever Uncertificated Securities (including, but not limited to, warrants, options, conversions, subscriptions, takeovers, other forms of capital reorganizations, redemptions, tenders, options to tender or non-mandatory puts or calls) confer discretionary rights on the Fund or provide for discretionary action or alternative courses of action by the Fund, the Fund shall be responsible for making any decisions relating thereto and for directing Custodian to act. In order for Custodian to act, it must receive the Fund’s Certificate or Instructions at Custodian’s offices, addressed as Custodian may from time to time request, not later than noon (New York time) at least two (2) Business Days prior to the last scheduled date to act with respect to such Uncertificated Securities (or such earlier date or time as Custodian may specify to the Fund). Absent Custodian’s timely receipt of such Written Instructions, Custodian shall not be liable for failure to take any action relating to or to exercise any rights conferred by such Uncertificated Securities, except to the extent that such failure to take any such action is the result of Custodian’s negligence, willful misconduct or fraud.

5. All voting rights with respect to Uncertificated Securities, however registered, shall be exercised by the Fund or its designee. Custodian will make available to the Fund proxy voting services upon the request of, and for the jurisdictions selected by, the Fund in accordance with terms and conditions to be mutually agreed upon by Custodian and the Fund.

6. Custodian shall promptly advise the Fund upon Custodian’s actual receipt of notification of the partial redemption, partial payment or other action affecting less than all Uncertificated Securities of the relevant class. If Custodian, any Subcustodian, any Depository, or any Foreign Depository holds any Uncertificated Securities in which the Fund has an interest as part of a fungible bulk of securities by issue, Custodian, such Subcustodian, Depository, or Foreign Depository may select the Uncertificated Securities to participate in such partial redemption, partial payment or other action in any non-discriminatory manner that it customarily uses to make such selection.

7. With respect to all Certificated Securities held hereunder, the Fund shall, unless otherwise agreed in writing to the contrary:

(a) Cause the issuer of any Certificated Security to deposit with Custodian (by means of a check or draft payable to Custodian or its nominee or by wire transfer) all income and other payments or distributions on or with respect to such Certificated Security and advise Custodian in a Certificate of the amount to be received and if such amount relates to a particular Loan Document File, the identity of such Loan Document File;

(b) Direct Custodian in a Certificate to present for payment on the date and at the address specified therein the Certificated Securities specified therein whether at maturity or for redemption, and to hold hereunder such amounts paid on or with respect to such particular Certificated Securities as Custodian may receive;

(c) Obtain and execute any certificates of ownership, affidavits, declarations or other certificates under any tax laws now or hereafter in effect in connection with the collection of bond and note coupons;

(d) Cause the issuer to deposit with Custodian to be held hereunder such additional Certificated Securities or rights as may be issued with respect to any Certificated Securities credited to an Account hereunder and advise Custodian in a Certificate, if the Certificated Securities are to be held in a particular Loan Document File;

(e) Be solely responsible for the exercise of rights or discretionary actions with respect to Certificated Securities held hereunder; and

(f) Exercise all voting rights with respect to Certificated Securities.

8. Custodian shall have no duty or obligation to notify the Fund of any rights or discretionary corporate action relating to a Certificated Security nor shall Custodian have any responsibility or liability in connection with the exercise of such rights or discretionary actions. Custodian shall have no duty or obligation to notify the Fund of any proxy solicitation with respect to a Certificated Security nor shall Custodian have any responsibility or liability relating to such proxy voting.

9. Custodian shall not under any circumstances accept bearer interest coupons which have been stripped from United States federal, state or local government or agency securities unless explicitly agreed to by Custodian in writing.

10. The Fund shall be liable for all Taxes with respect to any cash, Securities or Loan Document Files held on behalf of the Fund or any transaction related thereto. The Fund shall indemnify Custodian and each Subcustodian for the amount of any Tax that Custodian, any such Subcustodian or any other withholding agent is required under applicable laws (whether by assessment or otherwise) to pay on behalf of, or in respect of income earned by or payments or distributions made to or for the account of the Fund (including any payment of Tax required by reason of an earlier failure to withhold, except to the extent that such failure to withhold is the result of Custodian’s or any Subcustodian’s negligence, willful misconduct or fraud). Custodian shall, or shall instruct the applicable Subcustodian or other withholding agent to, withhold the amount of any Tax which is required to be withheld under applicable law upon collection of any dividend, interest or other distribution made with respect to any Uncertificated Security and any proceeds or income from the sale, loan or other transfer of any Uncertificated Security. In the event that Custodian or any Subcustodian is required under applicable law to pay any Tax on behalf of the Fund, Custodian is hereby authorized to withdraw cash from any cash account in the amount required to pay such Tax and to use such cash, or to remit such cash to the appropriate Subcustodian or other withholding agent, for the timely payment of such Tax in the manner required by applicable law. If the aggregate amount of cash in all cash accounts is not sufficient to pay such Tax, Custodian shall promptly notify the Fund of the additional amount of cash (in the appropriate currency) required, and the Fund shall directly deposit such additional amount in the appropriate cash account promptly after receipt of such notice, for use by Custodian as specified herein. In the event that Custodian reasonably believes that Fund is eligible, pursuant to applicable law or to the provisions of any tax treaty, for a reduced rate of, or exemption from, any Tax which is otherwise required to be withheld or paid on behalf of the Fund under any applicable law, Custodian shall, or shall instruct the applicable Subcustodian or withholding agent to, either withhold or pay such Tax at such reduced rate or refrain from withholding or paying such Tax, as appropriate; provided that Custodian shall have received from the Fund all documentary evidence of residence or other qualification for such reduced rate or exemption required to be received under such applicable law or treaty. In the event that Custodian reasonably believes that a reduced rate of, or exemption from, any Tax is obtainable only by means of an application for refund, Custodian and the applicable Subcustodian shall have no responsibility for the accuracy or validity of any forms or documentation provided by the Fund to Custodian hereunder. The Fund hereby agrees to indemnify and hold harmless Custodian and each Subcustodian in respect of any liability arising from any underwithholding or underpayment of any Tax which results from the inaccuracy or invalidity of any such forms or other documentation, and such obligation to indemnify shall be a continuing obligation of the Fund, its successors and assigns notwithstanding the termination of this Agreement.

11.(a) For the purpose of settling Securities transactions, transactions relating to Loan Document Files and foreign exchange transactions, the Fund shall provide Custodian with sufficient immediately available funds for all transactions by such time and date as conditions in the relevant market dictate. As used herein, “sufficient immediately available funds” shall mean either (i) sufficient cash denominated in U.S. dollars to purchase the necessary foreign currency, or (ii) sufficient applicable foreign currency, to settle the transaction. Custodian shall provide the Fund with immediately available funds each day which result from the actual settlement of all sale transactions, based upon advices received by Custodian from Subcustodians, Depositories, and Foreign Depositories. Such funds shall be in U.S. dollars or such other currency as the Fund may specify to Custodian.

(b) Any foreign exchange transaction effected by Custodian in connection with this Agreement may be entered with Custodian or a BNY Affiliate acting as principal or otherwise through customary banking channels. The Fund may issue a standing Certificate or Instructions with respect to foreign exchange transactions, but Custodian may establish rules or limitations concerning any foreign exchange facility made available to the Fund. The Fund shall bear all risks of investing in Securities or holding cash denominated in a foreign currency.

(c) To the extent that Custodian has agreed to provide pricing or other information services for Securities (other than Certificated Securities contained in a Loan Document File) hereunder, Custodian is authorized to utilize any vendor (including brokers and dealers of Securities) reasonably believed by Custodian to be reliable to provide such information. The Fund understands that certain pricing information with respect to complex financial instruments (e.g., derivatives) may be based on calculated amounts rather than actual market transactions and may not reflect actual market values, and that the variance between such calculated amounts and actual market values may or may not be material. Where vendors do not provide information for particular Securities or other property, an Authorized Person may advise Custodian in a Certificate regarding the fair market value of, or provide other information with respect to, such Securities or property as determined by it in good faith. Custodian shall not be liable for any loss, damage or expense incurred as a result of errors or omissions with respect to any pricing or other information utilized by Custodian hereunder.

12. Except as otherwise provided by law, no person (other than an officer or employee of Custodian or a Subcustodian) shall be authorized or permitted to have access to the Securities, Loan Document Files and Loan Documents held in custody hereunder, except pursuant to a resolution of the Fund’s board of directors. Each such resolution shall designate not more than five persons who shall be either officers or employees of the Fund and shall provide that access to such Securities, Loan Document Files and Loan Documents shall be limited to two or more such persons jointly, at least one of whom shall be an officer of the Fund; except that access to such Securities, Loan Document Files and Loan Documents shall be permitted to the Fund’s independent public accountants jointly with any two persons so designated or with an officer or employee of Custodian. Loan Documents, Loan Document Files and Certificated Securities may be withdrawn from custody hereunder pursuant to a Written Instruction, in accordance with a specific or general authorization of the Fund’s board of directors, in connection with the sale, exchange, redemption, maturity or conversion, the exercise of warrants or rights, assents to changes in terms of a Loan or a Certificated Security or other transaction necessary or appropriate in the ordinary course of business relating to the management of Loans and Certificated Securities.

13. Until such time as Custodian receives a Certificate to the contrary with respect to a particular Uncertificated Security, Custodian may release the identity of the Fund to an issuer which requests such information pursuant to the Shareholder Communications Act of 1985 for the specific purpose of direct communications between such issuer and shareholder.

ARTICLE IV

PURCHASE AND SALE OF SECURITIES;

CREDITS TO ACCOUNT

1. Promptly after each purchase or sale of Securities by the Fund (other than Certificated Securities that are contained in a Loan Document File), the Fund shall deliver to Custodian a Certificate or Instructions, or with respect to a purchase or sale of a Security generally required to be settled on the same day the purchase or sale is made, Oral Instructions specifying all information Custodian may reasonably request to settle such purchase or sale. Custodian shall account for all purchases and sales of Securities on the actual settlement date unless otherwise agreed by Custodian.

2. The Fund understands that when Custodian is instructed to deliver Securities (other than Certificated Securities that are contained in a Loan Document File) against payment, delivery of such Securities and receipt of payment therefor may not be completed simultaneously. Notwithstanding any provision in this Agreement to the contrary, settlements, payments and deliveries of Securities may be effected by Custodian or any Subcustodian in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction in which the transaction occurs. The Fund assumes full responsibility for all counterparty credit risks involved in connection with Custodian’s delivery of Securities pursuant to Instructions of the Fund.

3. Custodian may, as a matter of bookkeeping convenience or by separate agreement with the Fund, credit the Account with the proceeds from the sale, redemption or other disposition of Securities or interest, dividends or other distributions payable on Securities prior to its actual receipt of final payment therefor. All such credits shall be conditional until Custodian’s actual receipt of final payment and may be reversed by Custodian to the extent that final payment is not received. Payment with respect to a transaction will not be “final” until Custodian shall have received immediately available funds which under applicable local law, rule and/or practice are irreversible and not subject to any security interest, levy or other encumbrance in connection with settlement of such transaction, and which are specifically applicable to such transaction.

4. The Fund shall be solely responsible for the settlement of each purchase or sale of Loans. Subject to Article V, Section 4 below, the Fund shall deliver to Custodian a Certificate specifying all Loan Document Files to be received or released in connection with such purchase or sale and any other relevant information concerning the custody of the Loan Document Files relating to the affected Loans. The Fund assumes full responsibility for all counterparty credit risks associated with any such sale or purchase or any loss, damage or destruction of any Loan Documents or Loan Document Files in transit.

ARTICLE V

CUSTODY OF LOAN DOCUMENT FILES AND RELATED SERVICES

1. The Fund shall be solely responsible for the servicing of all Loans. The Fund shall cause all payments by or on behalf of borrowers under the Loans to be remitted to Custodian for credit to the Account.

2. The Fund shall be solely responsible for maintaining all records of account activity relating to each Loan, including without limitation, all amortization schedules, records of transfer, pay-off, assignment, participation, sale, modification, termination or other changes in the Loans.

3. The Fund shall, upon origination, modification or other change in any Loan, promptly deliver or cause to be delivered to Custodian all relevant Loan Documents. It is understood and agreed that Custodian will accept any file purporting to be a Loan Document File for custody hereunder “as is” and without any examination. Custodian shall have no duty or responsibility to review any Loan Document File, to determine the contents thereof or to review or inspect any Loan Document and shall rely, without independent verification, on information provided by the Fund regarding the Loan Document Files. Under no circumstances will Custodian be required to issue a trust receipt (or similar instrument) with respect to the Loan Document Files or their contents. Account statements will only reflect an inventory of the Loan Document Files that

Custodian holds in custody hereunder without any representation as to the contents thereof. Custodian will provide the Fund with an updated inventory report of all Loan Document Files held within a reasonable time following the receipt of any new Loan Document File hereunder.

4. No director, officer, employee or agent of the Fund shall have physical access to the Loan Document Files or be authorized or permitted to withdraw any Loan Documents nor shall Custodian deliver any Loan Documents to any such person, unless such access or withdrawal has been duly authorized pursuant to Section 9 of Article III hereof.

ARTICLE VI

OVERDRAFTS OR INDEBTEDNESS

1. If Custodian should in its sole discretion advance funds on behalf of the Fund which results in an overdraft (including, without limitation, any day-light overdraft) because the money held by Custodian in an Account shall be insufficient to pay the total amount payable upon a purchase of Securities as set forth in a Certificate, Instructions or Oral Instructions, or if an overdraft arises in an Account for some other reason, including, without limitation, because of a reversal of a conditional credit or the purchase of any currency, or if the Fund is for any other reason indebted to Custodian, including any indebtedness to The Bank of New York under the Fund’s Cash Management and Related Services Agreement (except a borrowing for investment or for temporary, compliance or emergency purposes using Securities as collateral pursuant to a separate agreement and subject to the provisions of Section 3 of this Article), such overdraft or indebtedness shall be deemed to be a loan made by Custodian to the Fund payable on demand and shall bear interest from the date incurred at a rate per annum ordinarily charged by Custodian to its institutional customers, as such rate may be adjusted from time to time. In addition, the Fund hereby agrees that Custodian shall to the maximum extent permitted by law have a continuing lien, security interest, and security entitlement in and to any property, including, without limitation, any investment property or any financial asset, of the Fund at any time held by Custodian for the benefit of the Fund or in which the Fund may have an interest which is then in Custodian’s possession or control or in possession or control of any third party acting in Custodian’s behalf up to the total amount of such overdraft or indebtedness. The Fund authorizes Custodian, in its sole discretion, at any time to charge any such overdraft or indebtedness together with interest due thereon against, all of the Fund’s right, title and interest in and to the Accounts and the Securities, money and other property now or hereafter held in the Accounts (including proceeds thereof), and any other property at any time held by it for the account of the Fund up to the total amount of any such outstanding overdrafts or indebtedness.

2. Upon entering into this Agreement, the Fund shall identify for Custodian in a Certificate, any borrowings (including the identity of the lender and the terms thereof) which it has entered into prior to entering into this Agreement and designate the

Securities or Loan Document Files to be segregated as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Securities and a statement specifying whether such loan is for investment purposes or for temporary, compliance or emergency purposes and that such loan is in conformance with the 40 Act and the Fund’s prospectus.

3. If after the effective date of this Agreement, the Fund borrows money from any bank (including Custodian if the borrowing is pursuant to a separate agreement) for investment or for temporary, compliance or emergency purposes using Securities held by Custodian hereunder as collateral for such borrowings, the Fund shall deliver to Custodian a Certificate specifying with respect to each such borrowing: (a) the name of the bank, (c) the amount of the borrowing, (d) the time and date, if known, on which the loan is to be entered into, (e) the total amount payable to the Fund on the borrowing date, (f) the Securities or Loan Document Files to be segregated as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Securities, and (g) a statement specifying whether such loan is for investment purposes or for temporary, compliance or emergency purposes and that such loan is in conformance with the 40 Act and the Fund’s prospectus. The parties acknowledge and agree that if any such borrowing is made under a revolving credit facility, the Certificate required to be delivered under the immediately preceding sentence shall only be required with respect to the initial borrowing under such credit facility and not subsequent borrowings made under such credit facility during its term. Custodian shall segregate on the borrowing date specified in a Certificate the specified collateral against payment by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Certificate. It is understood and agreed that such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement. Custodian shall segregate such Securities or Loan Document Files as additional collateral as may be specified in a Certificate to collateralize further any transaction described in this Section. All Securities or Loan Document Files released from collateral status shall no longer be segregated. In the event that the Fund fails to specify in a Certificate the name of the issuer, the title and number of shares or the principal amount of any particular Securities or to identify any particular Loan Document File to be segregated as collateral by Custodian, Custodian shall not be under any obligation to segregate any Securities or Loan Document File.

4. Notwithstanding any other provision contained herein, upon timely receipt of a Certificate designating a futures commission merchant registered as such under the Commodity Exchange Act, as amended (“Futures Commission Merchant”) and specifying the Securities and/or cash to be delivered as futures margin to such, Custodian shall, on the date of delivery specified in such Certificate, deliver to such Futures Commission Merchant in such manner as Custodian reasonably may select in its discretion, such Securities and/or cash. The Fund agrees first, that each delivery of such a Certificate shall constitute a representation and warranty of the Fund, deemed repeated on each day Securities or cash are held by the designated Futures Commission Merchant, that such delivery is permitted by and consistent with Rule 17f-6 under the 40 Act, and second, that the Fund shall withdraw its Securities and cash from such Futures Commission Merchant as soon as reasonably practicable if the custodial arrangement no longer satisfies Rule 17f-6.

ARTICLE VII

SALE AND REPURCHASE OF SHARES

1. Whenever the Fund shall sell any shares issued by the Fund (“Shares”) it shall deliver to Custodian a Certificate or Instructions specifying the amount of cash and/or Securities to be received by Custodian for the sale of such Shares and specifically allocated to an Account for the Fund.

2. Upon receipt of such cash or Securities, Custodian shall credit such cash and/or Securities to an Account in the name of the Fund.

3. Except as provided hereinafter, whenever the Fund desires Custodian to make payment out of the cash or Securities held by Custodian hereunder in connection with a repurchase of any Shares, it shall furnish to Custodian (a) a resolution of the Fund’s board authorizing such repurchase, and (b) a Certificate or Instructions specifying the total amount to be paid for such Shares. Custodian shall make payment of such total amount to the transfer agent specified in such Certificate or Instructions out of the cash held in an Account of the Fund.

ARTICLE VIII

PAYMENT OF DIVIDENDS OR DISTRIBUTIONS

1. Whenever the Fund shall determine to pay a dividend or distribution on Shares it shall furnish to Custodian Instructions or a Certificate setting forth the date of the declaration of such dividend or distribution, the total amount payable, and the payment date.

2. Upon the payment date specified in such Instructions or Certificate, Custodian shall pay out of the money held for the account of such Series the total amount payable to the dividend agent of the Fund specified therein.

ARTICLE IX

CONCERNING CUSTODIAN

1. (a) Custodian shall exercise such care, diligence, prudence and good faith as a professional custodian for securities would exercise in carrying out its duties and responsibilities hereunder.

(b) Except as otherwise expressly provided herein, Custodian shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys’ and accountants’ fees (collectively, “Losses”), incurred by or asserted against the Fund, except those Losses arising out of (i) the gross negligence, willful misconduct or fraud of Custodian in the case of Losses attributable to Custodian’s duties and responsibilities hereunder relating to Loan Document Files and Certificated Securities; (ii) the negligence, willful misconduct or fraud of Custodian in the case of Losses attributable to Custodian’s duties and responsibilities hereunder relating to Uncertificated Securities or any other matter; and (iii) the insolvency of a Subcustodian that is a BNY Affiliate.

(c) In no event shall Custodian be liable to the Fund or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with this Agreement, nor shall Custodian or any Subcustodian be liable: (i) for acting in accordance with any Certificate or Oral Instructions actually received by Custodian and reasonably believed by Custodian to be given by an Authorized Person; (ii) for presuming in accordance with Section 2(g) of Article II, that all Instructions are given only by person(s) duly authorized; (iii) for conclusively presuming that all disbursements of cash directed by the Fund, whether by a Certificate, an Oral Instruction, or an Instruction, are in accordance with Section 2(i) of Article II hereof; (iv) for Losses attributable to Country Risks (as herein defined); (v) for any Losses due to forces beyond the control of Custodian, including without limitation strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God, or interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; (vi) for the insolvency of any Subcustodian (other than a BNY Affiliate), any Depository, or, except to the extent such action or inaction is a direct result of the Custodian’s failure to fulfill its duties hereunder, any Foreign Depository; (vii) for the contents of or deficiency in any Loan Document File, or (viii) for any Losses arising from the applicability of any law or regulation now or hereafter in effect, or from the occurrence of any event, including, without limitation, implementation or adoption of any rules or procedures of a Foreign Depository, which may affect, limit, prevent or impose costs or burdens on, the transferability, convertibility, or availability of any currency or Composite Currency Unit in any country or on the transfer of any Securities, and in no event shall Custodian be obligated to substitute another currency for a currency (including a currency that is a component of a Composite Currency Unit) whose transferability, convertibility or availability has been affected, limited, or prevented by such law, regulation or event, and to the extent that any such law, regulation or event imposes a cost or charge upon Custodian in relation to the transferability, convertibility, or availability of any cash currency or Composite Currency Unit, such cost or charge shall be for the account of the Fund, and Custodian may treat any account denominated in an affected currency as a group of separate accounts denominated in the relevant component currencies.

(d) Custodian may enter into subcontracts, agreements and understandings with any BNY Affiliate, whenever and on such terms and conditions as it deems necessary or appropriate to perform its services hereunder. No such subcontract, agreement or understanding shall discharge Custodian from its obligations hereunder.

(e) The Fund agrees to indemnify Custodian and hold Custodian harmless from and against any and all Losses sustained or incurred by or asserted against Custodian by reason of or as a result of any action or inaction, or arising out of Custodian’s performance hereunder, including reasonable fees and expenses of counsel incurred by Custodian in a successful defense of claims by the Fund and any claims by a purchaser or transferee of any Loan Document File; provided however, that the Fund shall not indemnify Custodian for those Losses arising out of Custodian’s own negligence or willful misconduct. This indemnity shall be a continuing obligation of the Fund, its successors and assigns, notwithstanding the termination of this Agreement.

2. Without limiting the generality of the foregoing, Custodian shall be under no obligation to inquire into, and shall not be liable for:

(a) Any Losses incurred by the Fund or any other person as a result of the receipt or acceptance of fraudulent, forged or invalid Securities, or Securities which are otherwise not freely transferable or deliverable without encumbrance in any relevant market;

(b) The validity of the issue of any Securities purchased, sold, or written by or for the Fund, the legality of the purchase, sale or writing thereof, or the propriety of the amount paid or received therefor;

(c) The legality of the sale or repurchase of any Shares, or the propriety of the amount to be received or paid therefor;

(d) The legality of the declaration or payment of any dividend or distribution by the Fund;

(e) The legality of any borrowing by the Fund;

(f) The legality of any loan of portfolio Securities, nor shall Custodian be under any duty or obligation to see to it that any cash or collateral delivered to it by a broker, dealer or financial institution or held by it at any time as a result of such loan of portfolio Securities is adequate security for the Fund against any loss it might sustain as a result of such loan, which duty or obligation shall be the sole responsibility of the Fund. In addition, Custodian shall be under no duty or obligation to see that any broker, dealer or financial institution to which portfolio Securities of the Fund are lent makes payment to it of any dividends or interest which are payable to or for the account of the Fund during the period of such loan or at the termination of such loan, provided, however, that Custodian shall promptly notify the Fund in the event that such dividends or interest are not paid and received when due;

(g) The sufficiency or value of any amounts of money and/or Securities held in any Special Account in connection with transactions by the Fund; whether any broker, dealer, futures commission merchant or clearing member makes payment to the Fund of any variation margin payment or similar payment which the Fund may be entitled to receive from such broker, dealer, futures commission merchant or clearing member, or whether any payment received by Custodian from any broker, dealer, futures commission merchant or clearing member is the amount the Fund is entitled to receive, or to notify the Fund of Custodian’s receipt or non-receipt of any such payment; or

(h) Whether any Securities at any time delivered to, or held by it or by any Subcustodian, for the account of the Fund are such as properly may be held by the Fund under the provisions of its then current prospectus and statement of additional information, or to ascertain whether any transactions by the Fund, whether or not involving Custodian, are such transactions as may properly be engaged in by the Fund.

3. Custodian may, with respect to questions of law specifically regarding an Account, obtain the advice of counsel and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice.

4. Custodian shall be under no obligation to take action to collect any amount payable on Securities in default, or if payment is refused after due demand and presentment.

5. Custodian shall have no duty or responsibility to inquire into, make recommendations, supervise, or determine the suitability of any transactions affecting any Account.

6. The Fund shall pay to Custodian the fees and charges as may be specifically agreed upon from time to time and such other fees and charges at Custodian’s standard rates for such services as may be applicable. The Fund shall reimburse Custodian for all costs associated with the conversion of the Fund’s Securities hereunder and the transfer of Securities and records kept in connection with this Agreement. The Fund shall also reimburse Custodian for out-of-pocket expenses which are a normal incident of the services provided hereunder.

7. Custodian has the right to debit any cash account for any amount payable by the Fund in connection with any and all obligations of the Fund to Custodian, whether or not relating to or arising under this Agreement which are in default pursuant to the terms under which such obligation was incurred. For the purposes of this Agreement, a default shall include (i) the failure to pay, when due and payable, the principal amount of any loan or other extension of credit hereunder; (ii) the failure to pay within three (3) Business Days after the same shall become due and payable the interest on any loan or other extension of credit or any other amount owing hereunder; or (iii) the failure to pay, when due and payable, any other amount owing hereunder which failure shall continue for thirty (30) days. In addition to the rights of Custodian under applicable law and other agreements, at any time when the Fund shall not have honored any and all of its obligations to Custodian, Custodian shall have the right without notice to the Fund to retain or set-off, against such obligations of the Fund, any Securities or cash the Fund or a BNY Affiliate may directly or indirectly hold for the account of the Fund, and any obligations (whether matured or unmatured) that Custodian or a BNY Affiliate may have to the Fund in any currency. Any such asset of, or obligation to, the Fund may be transferred to Custodian and any BNY Affiliate in order to effect the above rights.

8. The Fund agrees to forward to Custodian a Certificate or Instructions confirming Oral Instructions by the close of business of the same day that such Oral Instructions are given to Custodian. The Fund agrees that the fact that such confirming Certificate or Instructions are not received or that a contrary Certificate or contrary Instructions are received by Custodian shall in no way affect the validity or enforceability of transactions authorized by such Oral Instructions and effected by Custodian. If the Fund elects to transmit Instructions through an on-line communications system offered by Custodian, the Fund’s use thereof shall be subject to the Terms and Conditions attached as Appendix I hereto. If Custodian receives Instructions which appear on their face to have been transmitted by an Authorized Person via (i) computer facsimile, email, the Internet or other insecure electronic method, or (ii) secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys, the Fund understands and agrees that Custodian cannot determine the identity of the actual sender of such Instructions and that Custodian shall conclusively presume that such Instructions have been sent by an Authorized Person, and the Fund shall be responsible for ensuring that only Authorized Persons transmit such Instructions to Custodian. If the Fund elects (with Custodian’s prior consent) to transmit Instructions through an on-line communications service owned or operated by a third party, the Fund agrees that Custodian shall not be responsible or liable for the reliability or availability of any such service.

9. The books and records pertaining to the Fund which are in possession of Custodian shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 40 Act and the rules thereunder. The Fund, or its authorized representatives (including its independent public accountant), shall have access to such books and records during Custodian’s normal business hours for purposes of inspection and, where appropriate, audit. Upon the reasonable request of the Fund, copies of any such books and records shall be promptly provided by Custodian to the Fund or its authorized representative. Upon the reasonable request of the Fund, Custodian shall, as promptly as reasonably practicable, provide in hard copy or on computer disc any records included in any such delivery which are maintained by Custodian on a computer disc, or are similarly maintained.

10. It is understood that Custodian is authorized to supply any information regarding the Accounts which is required by any law, regulation or rule now or hereafter in effect. The Custodian shall provide the Fund with any report obtained by the

Custodian on the system of internal accounting control of a Depository, and with such reports on its own system of internal accounting control as the Fund may reasonably request from time to time.

11. Custodian shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied against Custodian in connection with this Agreement.

12. Upon the Fund’s request, Custodian shall annually make available to the Fund such summaries or audit reports on Custodian’s internal controls and procedures for safeguarding cash, Securities and Loan Document Files, including any Statement of Accounting Standards No. 70 report prepared by Custodian’s independent public accountants, as Custodian generally makes available to its similarly situated customers.

ARTICLE X TERMINATION

1. Either of the parties hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date of giving of such notice. In the event such notice is given by the Fund, it shall be accompanied by a copy of a resolution of the board of the Fund, certified by the Secretary or any Assistant Secretary, electing to terminate this Agreement and designating a successor custodian or custodians, each of which shall be a bank or trust company eligible to serve as a custodian of a unit investment trust under the 40 Act. In the event such notice is given by Custodian, the Fund shall, on or before the termination date, deliver to Custodian a copy of a resolution of the board of the Fund, certified by the Secretary or any Assistant Secretary, designating a successor custodian or custodians.

2. If a successor custodian is not designated by the Fund in accordance with the preceding Section, this Agreement shall remain in full force and effect and Custodian shall be entitled to compensation in accordance with the fee schedule most recently in effect. Custodian may thereafter upon thirty (30) days notice to the Fund, appoint a successor custodian that is eligible to serve as custodian for a unit investment trust under the 40 Act. Custodian shall upon receipt of a notice of acceptance by the successor custodian, deliver directly to the successor custodian all Securities, Loan Document Files and cash then owned by the Fund and held by it as custodian, after deducting all fees, expenses and other amounts for the payment or reimbursement of which it shall then be entitled. Upon the delivery by Custodian of all Securities, Loan Document Files and cash then owned by the Fund to the successor custodian, this Agreement shall terminate and Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement.

ARTICLE XI MISCELLANEOUS

1. The Fund agrees to furnish to Custodian a new Certificate of Authorized Persons in the event of any change in the then present Authorized Persons. Until such new Certificate is received, Custodian shall be fully protected in acting upon Certificates or Oral Instructions of such present Authorized Persons.

2. Any notice or other instrument in writing, authorized or required by this Agreement to be given to Custodian, shall be sufficiently given if addressed to Custodian and received by it at its offices at One Wall Street, New York, New York 10286, or at such other place as Custodian may from time to time designate in writing.

3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund shall be sufficiently given if addressed to the Fund and received by it at its offices at 55 Railroad Avenue, Greenwich, CT 06830, Attention: Chief Financial Officer with a copy to General Counsel, or at such other place as the Fund may from time to time designate in writing.

4. Each and every right granted to either party hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of either party to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by either party of any right preclude any other or future exercise thereof or the exercise of any other right.

5. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any exclusive jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties, except that any amendment to the Schedule I hereto need be signed only by the Fund. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party without the prior written consent of the other.

6. This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. The Fund and Custodian hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. The Fund hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. The Fund and Custodian each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

7. The Fund hereby acknowledges that Custodian is subject to federal laws, including the Customer Identification Program (CIP) requirements under the USA PATRIOT Act and its implementing regulations, pursuant to which Custodian must obtain, verify and record information that allows Custodian to identify the Fund. Accordingly, prior to opening an Account hereunder Custodian will ask the Fund to provide certain information including, but not limited to, the Fund’s name, physical address, tax identification number and other information that will help Custodian to identify and verify the Fund’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information. The Fund agrees that Custodian cannot open an Account hereunder unless and until Custodian verifies the Fund’s identity in accordance with its CIP.

8. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

9. The terms and conditions of this Agreement shall become effective upon the election by the Fund to be treated as a business development company under the 40 Act and shall supersede and replace any prior or contemporaneous Agreement between Custodian and the Fund relating to the providing of custody and related services.

IN WITNESS WHEREOF, the Fund and Custodian have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

On behalf of the Entities Listed on Exhibit A hereto

By:
Title:

THE BANK OF NEW YORK

By:

APPENDIX I

THE BANK OF NEW YORK

ELECTRONIC SERVICES TERMS AND CONDITIONS

1. License; Use. (a) This Appendix I shall govern the Fund’s use of electronic communications, information delivery, portfolio management and banking services, that Custodian may provide to the Fund in accordance with the Custody Agreement of which this Appendix I is a part (the “Agreement”), such as The Bank of New York Inform ™ and The Bank of New York CA$H-Register Plus®, and any computer software, proprietary data and documentation provided by Custodian to the Fund in connection therewith (collectively, the “Electronic Services”). In the event of any conflict between the terms of this Appendix I and the main body of this Agreement with respect to the Fund’s use of the Electronic Services, the terms of this Appendix I shall control.

(b) Custodian grants to the Fund a personal, royualty-free, nontransferable and nonexclusive license for the term of the Agreement to use the Electronic Services to which the Fund subscribes solely for the purpose of transmitting instructions and information (“Written Instructions”), obtaining reports, analyses and statements and other information and data, making inquiries and otherwise communicating with Custodian in connection with the Fund’s relationship with Custodian. The Fund shall use the Electronic Services solely for its own internal and proper business purposes and not in the operation of a service bureau. Except as set forth herein, no license or right of any kind is granted to the Fund with respect to the Electronic Services. The Fund acknowledges that as between the Fund and Custodian, Custodian and its suppliers retain and have title and exclusive proprietary rights to the Electronic Services, including any trade secrets or other ideas, concepts, know-how, methodologies, and information incorporated therein and the exclusive rights to any copyrights, trade dress, look and feel, trademarks and patents (including registrations and applications for registration of either), and other legal protections available in respect thereof. The Fund further acknowledges that all or a part of the Electronic Services may be copyrighted or trademarked (or a registration or claim made therefor) by Custodian or its suppliers. The Fund shall not take any action with respect to the Electronic Services inconsistent with the foregoing acknowledgments, nor shall the Fund attempt to decompile, reverse engineer or modify the Electronic Services. The Fund may not copy, distribute, sell, lease or provide, directly or indirectly, the Electronic Services or any portion thereof to any other person or entity without Custodian’s prior written consent. The Fund may not remove any statutory copyright notice or other notice included in the Electronic Services. The Fund shall reproduce any such notice on any reproduction of any portion of the Electronic Services and shall add any statutory copyright notice or other notice upon Custodian’s request.

(c) Portions of the Electronic Services may contain, deliver or rely on data supplied by third parties (“Third Party Data”), such as pricing data and indicative data, and services supplied by third parties (“Third Party Services”) such as analytic and accounting services. Third Party Data and Third Party Services supplied hereunder are obtained from sources that Custodian believes to be reliable but are provided without any independent investigation by Custodian. Custodian and its suppliers do not represent or warrant that the Third Party Data or Third Party Services are correct, complete or current. Third Party Data and Third Party Services are proprietary to their suppliers, are provided solely for the Fund’s internal use, and may not be reused, disseminated or redistributed in any form. Third Party Data and Third Party Services should not be used in making any investment decision. CUSTODIAN AND ITS SUPPLIERS ARE NOT RESPONSIBLE FOR ANY RESULTS OBTAINED FROM THE USE OF OR RELIANCE UPON THIRD PARTY DATA OR THIRD PARTY SERVICES. Custodian’s suppliers of Third Party Data and Services are intended third party beneficiaries of this Section 1(c) and Section 5 below.

(d) The Fund understands and agrees that any links in the Electronic Services to Internet sites may be to sites sponsored and maintained by third parties. Custodian makes no guarantees, representations or warranties concerning the information contained in any third party site (including without limitation that such information is correct, current, complete or free of viruses or other contamination), or any products or services sold through third party sites. All such links to third party Internet sites are provided solely as a convenience to the Fund and the Fund accesses and uses such sites at its own risk. A link in the Electronic Services to a third party site does not constitute Custodian’s endorsement, authorisation or sponsorship of such site or any products and services available from such site.

2. Equipment. The Fund shall obtain and maintain at its own cost and expense all equipment and services, including but not limited to communications services, necessary for it to utilize and obtain access to the Electronic Services, and Custodian shall not be responsible for the reliability or availability of any such equipment or services.

3. Proprietary Information. The Electronic Services, and any proprietary data (including Third Party Data), processes, software, information and documentation made available to the Fund (other than which are or become part of the public domain or are legally required to be made available to the public) (collectively, the “Information”), are the exclusive and confidential property of Custodian or its suppliers. However, for the avoidance of doubt, reports generated by the Fund containing information relating to its account(s) (except for Third Party Data contained therein) are not deemed to be within the meaning of the term “Information.” The Fund shall keep the Information confidential by using the same care and discretion that the Fund uses with respect to its own confidential property and trade secrets, but not less than reasonable care. Upon termination of the Agreement or the licenses granted herein for any reason, the Fund shall return to Custodian any and all copies of the Information which are in its possession or under its control (except that the Fund may retain reports containing Third Party Data, provided that such Third Party Data remains subject to the provisions of this Appendix). The provisions of this Section 3 shall not affect the copyright status of any of the Information which may be copyrighted and shall apply to all information whether or not copyrighted.

4. Modifications. Custodian reserves the right to modify the Electronic Services from time to time. The Fund agrees not to modify or attempt to modify the Electronic Services without Custodian’s prior written consent. The Fund acknowledges that any modifications to the Electronic Services, whether by the Fund or Custodian and whether with or without Custodian’s consent, shall become the property of Custodian.

5. NO REPRESENTATIONS OR WARRANTIES; LIMITATION OF LIABILITY. CUSTODIAN AND ITS MANUFACTURERS AND SUPPLIERS MAKE NO WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE ELECTRONIC SERVICES OR ANY THIRD PARTY DATA OR THIRD PARTY SERVICES, EXPRESS OR IMPLIED, IN FACT OR IN LAW, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE. THE FUND ACKNOWLEDGES THAT THE ELECTRONIC SERVICES, THIRD PARTY DATA AND THIRD PARTY SERVICES ARE PROVIDED “AS IS.” TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL CUSTODIAN OR ANY SUPPLIER BE LIABLE FOR ANY INDIRECT SPECIAL, OR CONSEQUENTIAL DAMAGES, WHICH THE FUND MAY INCUR IN CONNECTION WITH THE ELECTRONIC SERVICES, THIRD PARTY DATA OR THIRD PARTY SERVICES, EVEN IF CUSTODIAN OR SUCH SUPPLIER KNEW OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL CUSTODIAN OR ANY SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND THEIR REASONABLE CONTROL.

6. Security; Reliance; Unauthorized Use; Funds Transfers. Custodian will establish reasonable, written security procedures to be followed in connection with the use of the Electronic Services, and the Fund agrees to comply with the security procedures upon receipt of such procedures from Custodian. The Fund understands and agrees that the security procedures are intended to determine whether instructions received by Custodian through the Electronic Services are authorized but are not (unless otherwise specified in writing) intended to detect any errors contained in such instructions. The Fund will cause all persons utilizing the Electronic Services on its behalf to treat any user and authorization codes, passwords, authentication keys and other security devices with the highest degree of care and confidentiality. Upon termination of the Fund’s use of the Electronic Services, the Fund shall return to Custodian any security devices (e.g., token cards) provided by Custodian. Custodian is hereby irrevocably authorized to comply with and rely upon on Written Instructions and other communications, whether or not authorized, received by it through the Electronic Services in accordance the requirements of Article VII, Section 8 of the Agreement. The Fund acknowledges that it has sole responsibility for ensuring that only Authorized Persons use the Electronic Services and that to the fullest extent permitted by applicable law. Custodian shall not be responsible nor liable for any unauthorized use thereof or for any losses sustained by the Fund arising from or in connection with the use of the Electronic Services or Custodian’s reliance upon and compliance with Written Instructions and other communications received through the Electronic Services pursuant to the terms of the Agreement. With respect to instructions for a transfer of funds issued through the Electronic Services, when instructed to credit or pay a party by both name and a unique numeric or alpha-numeric identifier (e.g. ABA number or account number), the Custodian, its affiliates, and any other bank participating in the funds transfer, may rely solely on the unique identifier, even if it identifies a party different than the party named. Such reliance on a unique identifier shall apply to beneficiaries named in such instructions as well as any financial institution which is designated in such instructions to act as an intermediary in a funds transfer. It is understood and agreed that unless otherwise specifically provided herein, and to the extent permitted by applicable law, the parties hereto shall be bound by the rules of any funds transfer system utilized to effect a funds transfer hereunder.

7. Acknowledgments. Custodian shall acknowledge through the Electronic Services its receipt of each Written Instruction communicated through the Electronic Services, and in the absence of such acknowledgment the Fund shall presume that such Written Instructions have not been received by Custodian and Custodian shall not be liable for any failure to act thereon. Custodian may in its discretion decline to act upon any instructions or communications that are insufficient or incomplete or are not received by Custodian in sufficient time for Custodian to act upon, or in accordance with such instructions or communications.

8. Viruses. The Fund agrees to use reasonable efforts to prevent the transmission through the Electronic Services of any software or file which contains any viruses, worms, harmful component or corrupted data and agrees not to use any device, software, or routine to interfere or attempt to interfere with the proper working of the Electronic Services.

9. Encryption. The Fund acknowledges and agrees that encryption may not be available for every communication through the Electronic Services, or for all data. The Fund agrees that Custodian may deactivate any encryption features at any time, without notice or liability to the Fund, solely for the purpose of maintaining, repairing or troubleshooting its systems.

10. On-Line Inquiry and Modification of Records. In connection with the Fund’s use of the Electronic Services, Custodian may, at the Fund’s request, permit the Fund to enter data directly into a Custodian database for the purpose of modifying certain information maintained by Custodian’s systems, including, but not limited to, change of address information. To the extent that the Fund is granted such access, the Fund agrees to indemnify and hold Custodian harmless from all loss, liability, cost, damage and expense (including attorney’s fees and expenses) to which Custodian may be subjected or which may be incurred in connection with any claim which may arise out of or as a result of changes to Custodian database records made by the Fund.

11. Agents. The Fund may, on advance written notice to the Custodian, permit its agents and contractors (“Agents”) to access and use the Electronic Services on the Fund’s behalf, except that the Custodian reserves the right to prohibit the Fund’s use of any particular Agent for any reason. The Fund shall require its Agent(s) to agree in writing to be bound by the terms of the Agreement, and the Fund shall be liable and responsible for any act or omission of such Agent in the same manner, and to the same extent, as though such act or omission were that of the Fund. Each submission of a Written Instruction or other communication by the Agent through the Electronic Services shall constitute a representation and warranty by the Fund that the Agent continues to be duly authorized by the Fund to so act on its behalf and the Custodian may rely on the representations and warranties made herein in complying with such Written Instruction or communication. Any Written Instruction or other communication through the Electronic Services by an Agent shall be deemed that of the Fund, and the Fund shall be bound thereby whether or not authorized. The Fund may, subject to the terms of this Agreement and upon advance written notice to the Bank, provide a copy of the Electronic Service user manuals to its Agent if the Agent requires such copies to use the Electronic Services on the Fund’s behalf. Upon cessation of any such Agent’s services, the Fund shall promptly terminate such Agent’s access to the Electronic Services, retrieve from the Agent any copies of the manuals and destroy them, and retrieve from the Agent any token cards or other security devices provided by Custodian and return them to Custodian.

APPENDIX II

This Appendix II shall govern the providing of Foreign Custody Manager services by Custodian to the Fund. In the event of any conflict between the terms of this Appendix II and the main body of the Agreement with respect to the Foreign Custody Manager services as herein described, the terms of this Appendix II shall control.

ARTICLE I

DEFINITIONS

Whenever used in this Appendix II, the following words and phrases, unless the context otherwise requires, shall have the meanings set forth below. Capitalized terms used but not defined in this Appendix II shall have the meanings assigned to such terms in the main body of the Agreement.

1. “Board” shall mean the board of directors or board of trustees, as the case may be, of the Fund.

2. “Eligible Foreign Custodian” shall have the meaning provided in the Rule (as hereinafter defined).

3. “Foreign Assets” shall have the meaning provided in the Rule.

4. “Monitoring System” shall mean a system established by Custodian to fulfill the Responsibilities specified in clauses (d) and (e) of Section 1 of Article III of this Agreement.

5. “Responsibilities” shall mean the responsibilities delegated to Custodian under the Rule as a Foreign Custody Manager with respect to each Specified Country and each Eligible Foreign Custodian selected by Custodian, as such responsibilities are more fully described in Article III of this Agreement.

6. “Rule” shall mean Rule 17f-5 under the Investment Company Act of 1940, as amended.

7. “Specified Country” shall mean each country listed on Schedule I attached hereto and each country, other than the United States, constituting the primary market for a security with respect to which the Fund has given settlement instructions to Custodian pursuant to the terms of the Custody Agreement with the Fund.

ARTICLE II

CUSTODIAN AS A FOREIGN CUSTODY MANAGER

1. The Fund on behalf of its Board hereby delegates to Custodian with respect to each Specified Country the Responsibilities.

2. Custodian accepts the Board’s delegation of Responsibilities with respect to each Specified Country and agrees in performing the Responsibilities as a Foreign Custody Manager to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Fund’s Foreign Assets would exercise.

3. Custodian shall provide to the Board at such times as the Board deems reasonable and appropriate based on the circumstances of the Fund’s foreign custody arrangements written reports notifying the Board of the placement of Foreign Assets of the Fund with a particular Eligible Foreign Custodian within a Specified Country and of any material change in the arrangements (including the contract governing such arrangements) with respect to Foreign Assets of the Fund with any such Eligible Foreign Custodian.

ARTICLE III

RESPONSIBILITIES

1. Subject to the provisions of this Agreement, Custodian shall with respect to each Specified Country select an Eligible Foreign Custodian. In connection therewith, Custodian shall: (a) determine that Foreign Assets of the Fund held by such Eligible Foreign Custodian will be subject to reasonable care, based on the standards applicable to custodians in the relevant market in which such Eligible Foreign Custodian operates, after considering all factors relevant to the safekeeping of such Foreign Assets, including, without limitation, those contained in paragraph (c)(1) of the Rule; (b) determine that the Fund’s foreign custody arrangements with each Eligible Foreign Custodian are governed by a written contract with the Custodian which the Custodian has determined will provide reasonable care for the Fund’s Foreign Assets based on the standards specified in paragraph (c)(1) of the Rule; (c) determine that each contract with an Eligible Foreign Custodian shall include the provisions specified in paragraph (c)(2)(i)(A) through (F) of the Rule or, alternatively, in lieu of any or all of such (c)(2)(i)(A) through (F) provisions, such other provisions as Custodian determines will provide, in their entirety, the same or a greater level of care and protection for the Foreign Assets of the Fund as such specified provisions in their entirety; (d) monitor pursuant to the Monitoring System the appropriateness of maintaining the Foreign Assets of the Fund with a particular Eligible Foreign Custodian pursuant to paragraph (c)(1) of the Rule and the performance of the contract governing such arrangement; and (e) promptly advise the Fund whenever Custodian determines under the Monitoring System that an arrangement (including, any material change in the contract governing such arrangement) described in preceding clause (d) no longer meets the requirements of the Rule.

2. For purposes of clause (d) of preceding Section 1 of this Article, Custodian’s determination of appropriateness shall not include, nor be deemed to include, any evaluation of Country Risks associated with investment in a particular country. For purposes of this Appendix II, “Country Risks” shall mean systemic risks of holding assets in a particular country including but not limited to (a) an Eligible Foreign Custodian’s use of any depositories that act as or operate a system or a transnational system for the central handling of securities or any equivalent book-entries; (b) such country’s financial infrastructure; (c) such country’s prevailing securities settlement practices; (d) nationalization, expropriation or other governmental actions; (e) regulation of the banking or securities industry; (f) currency controls, restrictions, devaluations or fluctuations; and (g) market conditions which affect the orderly execution of securities transactions or affect the value of securities. Custodian shall provide to the Fund such information relating to Country Risks as is specified in Schedule II hereto.

3. With respect to each Foreign Depository, Custodian shall exercise reasonable care, prudence, and diligence such as a person having responsibilities for the safekeeping of the Fund’s assets would exercise (i) to provide the Fund or its investment adviser with an analysis of the custody risks associated with maintaining assets with the Foreign Depository, and (ii) to monitor such custody risks on a continuing basis and promptly notify the Fund of any material change in such risks. Consistent with such reasonable care, prudence and diligence, the Fund acknowledges and agrees, first, that such analysis and monitoring shall be made on the basis of, and limited by, information gathered from Subcustodians, from trade associations of which Custodian is a member from time to time, or through publicly available information otherwise obtained by Custodian, and shall not include any evaluation of Country Risks, and, second, that information supplied by Custodian with respect to the status of an institution as a Foreign Depository or utilized by Custodian to conclude that an institution is a Foreign Depository shall be limited to information supplied by such institution without any independent verification.

ARTICLE IV

REPRESENTATIONS

1. The Fund hereby represents that: (a) the appointment of Custodian as Foreign Custody Manager has been approved and ratified by the Board at a meeting duly called and at which a quorum was at all times present, and (b) the Board or the Fund’s investment advisor has considered the Country Risks associated with investment in each Specified Country and will have considered such risks prior to any settlement instructions being given to the Custodian with respect to any other country. Custodian shall provide to the Fund such information relating to Country Risks as is specified in Schedule II hereto.

2. Custodian hereby represents that it has established and maintains the Monitoring System.

ARTICLE V

CONCERNING CUSTODIAN

1. Custodian shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys’ and accountants’ fees, sustained or incurred by, or asserted against, the Fund except to the extent the same arises out of the failure of Custodian to exercise the care, prudence and diligence required by Section 2 of Article II hereof. In no event shall Custodian be liable to the Fund, the Board, or any third party for special, indirect or consequential damages, or for lost profits or loss of business, arising in connection with this Agreement.

2. The Fund shall indemnify Custodian and hold it harmless from and against any and all costs, expenses, damages, liabilities or claims, including attorneys’ and accountants’ fees, sustained or incurred by, or asserted against, Custodian by reason or as a result of any action or inaction, or arising out of Custodian’s performance hereunder, provided that the Fund shall not indemnify Custodian to the extent any such costs, expenses, damages, liabilities or claims arises out of Custodian’s failure to exercise the reasonable care, prudence and diligence required by Section 2 of Article II hereof.

3. For its services hereunder, the Fund agrees to pay to Custodian such compensation and out-of-pocket expenses as shall be mutually agreed upon between the parties.

4. Custodian shall have only such duties as are expressly set forth herein. In no event shall Custodian be liable for any Country Risks associated with investments in a particular country.